UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b) — (d)  On April 1, 2016, Mr. Daniel M. Junius, President and Chief Executive Officer of ImmunoGen, Inc. (also referred to as “we,” “our,” “us” or “ImmunoGen”) notified our Board of Directors of his decision to retire, effective upon the start of employment of his successor.  In September 2015, Mr. Junius discussed with our Board that he was considering retiring by the end of our current fiscal year if a successor could be found within that timeframe.  Our Board then formed a search committee, retained an outside executive recruitment firm, and began formal succession planning.  It is currently anticipated that a successor to Mr. Junius will be announced shortly.  Following his retirement, Mr. Junius will continue to serve on our Board.

(e)  In connection with Mr. Junius’s retirement, our Board of Directors has voted to:

•                  provide that Mr. Junius’s annual cash bonus for the fiscal year ending June 30, 2016 will be determined as if Mr. Junius had remained a full-time employee of ImmunoGen for the entire fiscal year and to the date such bonus is paid, regardless of his actual retirement date.

•                  pay Mr. Junius a taxable amount on a monthly basis for up to eighteen months equal to his COBRA premium if he elects to receive COBRA benefits, and

•                  modify the terms of certain of Mr. Junius’s stock options covering an aggregate of 1,619,854 shares, to the extent necessary to provide that (i) such stock options, to the extent currently unvested, will continue to vest in accordance with their original vesting schedules as long as Mr. Junius remains a member of our Board of Directors and (ii) all of such vested stock options (including those that will vest in the future as described above) will generally be exercisable until the earliest of (A) their original expiration date (i.e., ten years from the date of grant), (B) the expiration of the period of time following cessation of service for cause or by reason of his death or disability, if applicable, currently set forth in his stock option agreements (which provisions remain unchanged) or (C) one year after Mr. Junius ceases to be a director of ImmunoGen for any reason other than for cause.  In the event of clause (C), Mr. Junius’s stock options shall be exercisable to the extent that they have become exercisable but not been exercised as of date of his cessation of service.

•                  provide that Mr. Junius will become eligible to receive compensation under our Compensation Policy for Non-Employee Directors commencing the later of (i) July 1, 2016 or (ii) his retirement date.  A copy of this policy was filed with the Securities and Exchange Commission (“SEC”) on February 5, 2014 as Exhibit 10.3

to our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2013, and is incorporated herein by reference.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: April 5, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer